Exhibit 99.3

LETTER OF TRANSMITTAL

To Offer to Exchange

each unit of

BANCO SANTANDER (BRASIL) S.A.

represented by American Depositary Shares for

0.70 of an ordinary share of

BANCO SANTANDER, S.A.

represented by American Depositary Shares

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER BRASIL ADSs WILL EXPIRE AT [—] EASTERN TIME ([—] SÃO PAULO TIME) (THE “EXPIRATION TIME”) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. THE EXPIRATION DATE IS CURRENTLY [—], 2014, BUT THIS DATE WILL CHANGE IF THE EXCHANGE OFFER IS EXTENDED.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, SANTANDER SPAIN WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE. HOLDERS OF SANTANDER BRASIL ADSs DESIRING TO TENDER THEIR SANTANDER BRASIL ADSs DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR SANTANDER BRASIL ADSs WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

The U.S. Exchange Agent for the Exchange Offer is

JPMORGAN CHASE BANK, N.A.

By [—] NYC time on Expiration Date

JP Morgan Chase Bank, N.A.

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF ADSs TENDERED

Account Registration (Please Fill in, if blank)	Santander Brasil ADR(s) and Santander Brasil ADS(s) Tendered (Please attach additional signed list, if necessary)
	ADR certificate Number(s) and/or indicate Book- Entry or DRP ADSs	Total Number of ADSs Represented by ADR certificate(s)	Number of ADSs Tendered (1,2)

Total Santander Brasil ADSs Tendered

(1)	If ADSs are held in Book-Entry form or in a Global Invest Direct account, you must indicate the number of ADSs you are tendering. By signing and submitting this Letter of Transmittal you warrant that these ADSs will not be sold, including through limit order request, unless properly withdrawn from the exchange offer.
(2)	Unless otherwise indicated, all ADSs represented by ADR certificates delivered to the U.S. Exchange Agent will be deemed to have been tendered. See Instruction 4.

☐ Check here if ADR certificates have been lost or mutilated.

I have lost my ADR certificate(s) for              ADSs and require assistance in replacing them. A $50.00 replacement fee must be sent in with the completed Letter of Transmittal. The check must be made payable to Shareowner Services. If additional forms and fees are needed, you will be contacted. See Instruction 12.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the U.S. Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

Holders of Santander Brasil ADSs (as defined below) who hold their Santander Brasil ADSs directly in the form of Santander Brasil American Depositary Receipts (“Santander Brasil ADRs”) or in book-entry form on the books of the Santander Brasil Depositary should use this Letter of Transmittal to tender their Santander Brasil ADSs into the exchange offer through the U.S. Exchange Agent pursuant to the Offer to Exchange/Prospectus (as defined below). Holders of Santander Brasil ADSs who hold their Santander Brasil ADSs indirectly through a broker, dealer, commercial bank, trust company or other nominee should request that such broker, dealer, commercial bank, trust company or other nominee deliver such holder’s Santander Brasil ADSs to the U.S. Exchange Agent (i) if such Santander Brasil ADSs are evidenced by Santander Brasil ADRs registered in your name, in the form of the Santander Brasil ADRs, together with this Letter of Transmittal duly executed and properly completed or (ii) if such Santander Brasil ADSs are held in book-entry form by your broker, dealer, commercial bank, trust company or other nominee, by book-entry transfer to an account maintained by the U.S. Exchange Agent at The Depository Trust Company (“DTC”) (in each case, as these procedures are described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent”). The Letter of Transmittal is not required to be submitted if the book-entry transfer includes the transmission of an agent’s message (as defined in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent”), but even in this situation, the instructions to the Letter of Transmittal describe additional documents which tendering holders of Santander Brasil ADSs may be required to provide. By instructing your broker, dealer, commercial bank, trust company or other nominee to submit or request DTC to submit an agent’s message from DTC to the U.S. Exchange Agent, you will be deemed to have confirmed that you have received, and agreed to be bound by the terms of, this Letter of Transmittal and that Santander Spain may enforce such agreement against you. References herein to the undersigned shall also include brokers, dealers, commercial banks, trust companies and other nominees, and the customers for whom they may act, that utilize the ATOP system at DTC.

IMPORTANT SHAREHOLDER: SIGN HERE (Please Complete Substitute Form W-9 Included Herein)

Signature(s) of Registered Holders of Santander Brasil ADSs

Printed Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on ADR certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by ADR certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S) (If required—See Instructions 1 and 5) APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5 and 6)

To be completed ONLY if the evidence of book-entry Santander Spain ADSs is to be issued in the name of someone other than the undersigned

Issue To:

Name

(Please Print)

Address

(Include Zip Code)

(Recipient must complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the evidence of book-entry Santander Spain ADSs is to be sent to someone other than the undersigned or to an address other than the address of the registered holder(s) listed above in the box entitled “Description of ADSs Tendered”.

Mail To:

Name

(Please Print)

Address

(Include Zip Code)

BOX G – Request for Taxpayer Identification Number and Certification – Substitute Form W-9

Certification: Under penalties of perjury, I certify that:	Social Security Number
1. The number shown on this form is my c (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: withholding, (b) I have not been notified by the that I am subject to backup withholding as a resu interest or dividends, or (c) the IRS has notified me to backup withholding, and 3. I am a U.S. citizen or other U.S. person (as defined in the instructions below), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.		–	–

Employer Identification Number
/

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Required: Check appropriate box for federal tax classification:

☐  Individual/sole proprietor    ☐  C Corporation    ☐  S Corporation    ☐  Partnership    ☐  Trust/estate

☐  Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership):

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature:	Date:

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. COMPLETE FORM W-8BEN OR W-8BEN-E CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO FEDERAL BACKUP WITHHOLDING AT THE CURRENT APPLICABLE RATE. OBTAIN A COPY OF FORM W-8BEN OR W-8BEN-E AT www.irs.gov OR CALL 1-866-701-1815.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Banco Santander, S.A. (“Santander Spain”) the American Depositary Shares (“Santander Brasil ADSs”) of Banco Santander (Brasil) S.A. (“Santander Brasil”), each of which represents one unit (the “Santander Brasil units”) of Santander Brasil, pursuant to Santander Spain’s exchange offer to acquire all the issued and outstanding (i) common shares of Santander Brasil (the “Santander Brasil common shares”), (ii) preferred shares of Santander Brasil (the “Santander Brasil preferred shares” and, together with the Santander Brasil common shares, the “Santander Brasil shares” and, together with the Santander Brasil units and the Santander Brasil ADSs, the “Santander Brasil Securities”), (iii) Santander Brasil units and (iv) Santander Brasil ADSs, in each case other than any Santander Brasil Securities owned directly or indirectly by Santander Spain, in exchange for ordinary shares, nominal value €0.50 per share (the “Santander Spain ordinary shares”), of Santander Spain represented by American Depositary Shares (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain ADSs”) upon the terms and subject to the conditions set forth in the offer to exchange/prospectus, dated [—], 2014 (the “Offer to Exchange/Prospectus”), and in this Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “exchange offer”), receipt of which are hereby acknowledged. Terms used but not defined in this Letter of Transmittal that are defined in the Offer to Exchange/Prospectus have the meaning given to such terms in the Offer to Exchange/Prospectus.

The undersigned acknowledges that the exchange offer expires at [—] Eastern time ([—] São Paulo time) on the expiration date, which is currently [—], 2014, but this date will change if the exchange offer is extended.

If the Subsequent Offering Period (as defined in the Offer to Exchange/Prospectus) is triggered, Santander Spain will announce the dates of the Subsequent Offering Period (and the tendering periods included therein) at the time it announces whether or not the Subsequent Offering Period will be available. Holders of Santander Brasil ADSs desiring to tender their Santander Brasil ADSs during the tendering periods included the Subsequent Offering Period should use the same documents that would be used if their Santander Brasil ADSs were to be tendered prior to the expiration time.

Upon the terms and subject to the conditions of the exchange offer (and, if the exchange offer is extended, amended or earlier terminated, the terms and conditions of any such extension, amendment or termination), and subject to, and effective upon, acceptance of Santander Brasil ADSs tendered herewith in accordance with the terms of the exchange offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Santander Spain all right, title and interest in and to all of the Santander Brasil ADSs tendered hereby (and any and all dividends, distributions, rights, other shares of Santander Brasil or other securities issued, paid, distributed or issuable, payable or distributable in respect thereof with a record date on or after the third business day from the date on which the Santander Brasil Securities are accepted for exchange in the exchange offer (collectively, “Distributions”)); (2) orders the registration of any Santander Brasil ADSs tendered by book-entry transfer that are accepted under the exchange offer to or upon the order of Santander Spain; and (3) appoints the U.S. Exchange Agent as attorney-in-fact of the undersigned with respect to such Santander Brasil ADSs (and any and all Distributions), with the full knowledge that the U.S. Exchange Agent also acts as the agent of Santander Spain, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions on the undersigned’s behalf:

(a)	deliver to Santander Spain the Santander Brasil ADSs validly tendered by the undersigned through the U.S. Exchange Agent into, and not withdrawn from, the exchange offer, thereby subscribing for the Santander Spain ordinary shares to be issued for your account;

(b)	provide Santander Spain with delivery instructions so as to enable Santander Spain to deposit with the custodian for the Santander Spain ADR program the Santander Spain ordinary shares issued for the account of the undersigned in the exchange offer;

(c)	instruct the Santander Spain ADS depositary to issue the Santander Spain ADSs issued for the account of the undersigned and deposited pursuant to the preceding clause (b) and to deliver such Santander Spain ADSs to the U.S. Exchange Agent;

(d)	deliver to the undersigned the Santander Spain ADSs the U.S. Exchange Agent receives pursuant to the preceding clause (c) after settlement of the exchange offer; and

(e)	aggregate the fractional Santander Spain ADSs that the undersigned would otherwise be entitled to receive pursuant to the exchange offer with those fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all other tendering holders tendering through the U.S. Exchange Agent would otherwise be entitled to receive pursuant to the exchange offer, sell such fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. Exchange Agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to the undersigned and such other tendering holders.

This power of attorney is granted in consideration of the acceptance of such Santander Brasil ADSs tendered in accordance with the terms of the exchange offer and is irrevocable unless and until the undersigned withdraws such Santander Brasil ADSs from the exchange offer. Such acceptance shall, without further action, revoke any prior powers of attorney granted by the undersigned at any time with respect to such Santander Brasil ADSs (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned acknowledges and agrees that title to the Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offer will automatically transfer to Santander Spain on the third business day from the acceptance by Santander Spain of the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered pursuant to the exchange offer (which will take place on the expiration date).

The undersigned understands that Santander Spain will exchange 0.70 of a Santander Spain ADS (each Santander Spain ADS represents one Santander Spain ordinary share) for each Santander Brasil ADS accepted for exchange in the exchange offer, upon the terms and subject to the conditions of the exchange offer. If the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus, holders of Santander Brasil ADSs desiring to tender their Santander Brasil ADSs should use the same documents that would be used if the exchange ratio were not adjusted.

The undersigned hereby covenants, represents and warrants to Santander Spain and the U.S. Exchange Agent that:

(a)	the undersigned has full power and authority to accept the exchange offer and to irrevocably sell, assign, and transfer the Santander Brasil ADSs in respect of which the exchange offer is being accepted or deemed to be accepted (and any and all Distributions in respect thereof);

(b)	on the third business day from the date on which Santander Spain accepts such Santander Brasil ADSs for exchange, Santander Spain will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all Distributions payable to a holder thereof; and

(c)	by tendering such Santander Brasil ADSs into the exchange offer, the undersigned approves and ratifies the exchange offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Exchange Agent or Santander Spain to be necessary or desirable to complete the sale, assignment and transfer of the Santander Brasil ADSs tendered hereby (and any and all Distributions).

All properly completed and duly executed letters of transmittal, Santander Brasil ADRs and any other required documents or, in the case of a book-entry transfer, all agent’s messages, delivered to the U.S. Exchange Agent by the undersigned or on its behalf will be deemed, without any further action by the U.S. Exchange Agent, to constitute acceptance by the undersigned of the exchange offer with respect to the Santander Brasil ADSs tendered therewith in the exchange offer upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus and this Letter of Transmittal.

The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange/Prospectus, Santander Spain may terminate or amend the exchange offer.

The undersigned acknowledges that there will be no guaranteed delivery process available to tender Santander Brasil ADSs.

For purposes of the exchange offer, the undersigned understands that Santander Spain will be deemed to have accepted for exchange validly tendered Santander Brasil ADSs, or defectively tendered Santander Brasil ADSs with respect to which Santander Spain has waived such defect, if, as and when Santander Spain gives oral (promptly confirmed in writing) or written notice thereof to the U.S. Exchange Agent.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Exchange/Prospectus, this tender of Santander Brasil ADSs is irrevocable unless and until the undersigned withdraws the tender of such Santander Brasil ADSs from the exchange offer.

The undersigned understands that the valid tender of Santander Brasil ADSs pursuant to the procedures described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent” and in the instructions hereto will constitute a binding agreement among the undersigned and Santander Spain upon the terms and subject to the conditions of the exchange offer (and, if the exchange offer is extended, amended or earlier terminated, the terms or conditions of any such extension, amendment or termination). The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange/Prospectus, Santander Spain may not be required to accept for exchange any of the Santander Brasil ADSs tendered hereby.

The undersigned understands that the delivery and surrender of the Santander Brasil ADSs is not effective, and the risk of loss of such Santander Brasil ADSs does not pass to the U.S. Exchange Agent, until the U.S. Exchange Agent receives the Santander Brasil ADSs with this Letter of Transmittal, properly completed and duly executed or an agent’s message, as applicable, together with all accompanying evidences of authority in form satisfactory to Santander Spain and any other required documents.

Unless otherwise indicated below under “Special Issuance Instructions,” the undersigned hereby requests that the book-entry Santander Spain ADSs and a check for cash paid in lieu of fractional Santander Spain ADSs, and the return of any Santander Brasil ADRs evidencing Santander Brasil ADSs not tendered or not accepted for exchange, be registered or issued in the name(s) of the registered holder(s) appearing above in the box entitled “Description of ADSs Tendered.” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” the undersigned hereby requests that evidence of book-entry Santander Spain ADSs and a check for cash paid in lieu of fractional Santander Spain ADSs, and any Santander Brasil ADRs evidencing Santander Brasil ADSs not tendered or not accepted for exchange (and accompanying documents, as appropriate) be mailed to the address(es) of the registered holder(s) appearing above in the box entitled “Description of ADSs Tendered.” In the event that the boxes below entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, the undersigned hereby requests that the evidence of book-entry Santander Spain ADSs and a check for cash paid in lieu of fractional Santander Spain ADSs, and the return of any Santander Brasil ADRs evidencing Santander Brasil ADSs not tendered or not accepted for exchange, be registered or issued in the name(s) of, and any Santander Brasil ADRs or other evidence (and accompanying documents, as appropriate) be mailed to, the person(s) so indicated. Holders tendering Santander Brasil ADSs by book-entry transfer may request that Santander Brasil ADSs not exchanged be credited to such account at DTC as such holder may designate under “Special Issuance Instructions.” If no such instructions are given, any such Santander Brasil ADSs not exchanged will be returned by crediting the account at DTC designated below. The undersigned recognizes that Santander Spain has no obligation pursuant to the “Special Issuance Instructions” to transfer any Santander Brasil ADSs from the name of the registered holder(s) thereof if Santander Spain does not accept for exchange any of the Santander Brasil ADSs so tendered.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Please read this information carefully.

1.	Guarantee of Signatures. Except as otherwise provided below, all signatures on the enclosed Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an “eligible guarantor institution” (as defined in Rule 17ad-15 under the Exchange Act) (which we refer to collectively as “eligible institutions”). Signatures on the Letter of Transmittal need not be guaranteed (1) if the Letter of Transmittal is signed by the registered holder of the Santander Brasil ADSs to be tendered and the holder has not completed the box entitled “Special Issuance Instructions” herein or (2) if the Santander Brasil ADSs to be tendered are held for the account of an eligible institution. The names and addresses of the registered holders of Santander Brasil ADSs should be printed, if they are not already printed in the box entitled “Description of ADSs Tendered,” exactly as they appear on a security listing as the owner of the Santander Brasil ADSs.

2.	Requirements for Tender. This Letter of Transmittal is to be completed by holders of Santander Brasil ADSs either if Santander Brasil ADRs evidencing Santander Brasil ADSs are to be forwarded herewith or, unless an agent’s message is utilized, if delivery of the Santander Brasil ADSs is to be made by book-entry transfer pursuant to the procedures set forth herein and in the Offer to Exchange/Prospectus. For a holder of Santander Brasil ADSs to validly tender such Santander Brasil ADSs pursuant to the exchange offer, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees or an agent’s message (in connection with book-entry transfer of the Santander Brasil ADSs) and any other required documents, must be received by the U.S. Exchange Agent at one of its addresses set forth herein prior to the expiration time and either (i) Santander Brasil ADRs evidencing tendered Santander Brasil ADSs must be received by the U.S. Exchange Agent or (ii) such Santander Brasil ADSs must be tendered pursuant to the procedure for book-entry transfer set forth herein and in the Offer to Exchange/Prospectus, and a book-entry confirmation must be received by the U.S. Exchange Agent, in each case prior to the expiration time.

THE METHOD OF DELIVERY OF SANTANDER BRASIL ADSs, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC OR PURSUANT TO THE PROCEDURES OF THE BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE THROUGH WHICH YOU MAY HOLD YOUR SANTANDER BRASIL ADSs, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS OF SANTANDER BRASIL ADSs, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE U.S. EXCHANGE AGENT (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY BY THE EXPIRATION TIME. DO NOT SEND ANY SANTANDER BRASIL ADRs, LETTERS OF TRANSMITTAL OR OTHER DOCUMENTS TO SANTANDER SPAIN DIRECTLY.

Santander Spain will not accept any alternative, conditional or contingent tenders, and no fractional Santander Brasil ADSs will be exchanged. By executing this Letter of Transmittal, the tendering holder of Santander Brasil ADS waives any right to receive any notice of the acceptance for exchange of the Santander Brasil ADSs.

3.	Inadequate Space. If the space provided herein under “Description of ADSs Tendered” is inadequate, the number of Santander Brasil ADSs in the form of Santander Brasil ADRs tendered and the serial numbers representing such Santander Brasil ADRs should be listed on a separate signed schedule and attached hereto.

4.	Partial Tenders. If fewer than all Santander Brasil ADSs represented by any Santander Brasil ADR delivered to the U.S. Exchange Agent are to be tendered hereby, fill in the number of Santander Brasil ADSs that are to be tendered in the box entitled “Total Number of Santander Brasil ADSs Tendered.” In such cases, new Santander Brasil ADRs representing the Santander Brasil ADSs represented by the old Santander Brasil ADRs that were not tendered will be sent to the registered holder(s) at the address(es) listed above in the box entitled “Description of ADSs Tendered”, unless otherwise provided in the box(es) entitled “Special Delivery Instructions” and/or “Special Issuance Instructions” herein, as soon as practicable after the expiration date or the termination of the exchange offer. All Santander Brasil ADSs evidenced by Santander Brasil ADRs delivered to the U.S. Exchange Agent will be deemed to have been tendered unless otherwise indicated.

5.	Signatures on Letter of Transmittal.

(a)	Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of Santander Brasil ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Santander Brasil ADRs evidencing such Santander Brasil ADSs without alteration, enlargement or any other change whatsoever.

(b)	Joint Holders. If any Santander Brasil ADSs tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)	Different Names on Santander Brasil ADRs. If any Santander Brasil ADSs tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such Santander Brasil ADSs.

(d)	Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Santander Brasil ADSs tendered hereby, no endorsements of Santander Brasil ADRs or separate stock powers are required unless the issuance of Santander Spain ADSs or payment in lieu of fractional Santander Spain ADSs are to be made in the name of, or Santander Brasil ADSs not tendered or accepted for exchange in the exchange offer are to be returned to, any person other than the registered holder(s).

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Santander Brasil ADSs tendered hereby, Santander Brasil ADRs must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the Santander Brasil ADRs for such Santander Brasil ADSs. In such event, endorsements on any ADR certificates or signatures on stock powers must be guaranteed by an eligible institution. See Instruction 1.

If this Letter of Transmittal or any Santander Brasil ADR representing Santander Brasil ADSs is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Santander Spain of such person’s authority to act must be submitted.

6.	Stock Transfer Taxes. Except as otherwise indicated in this Instruction 6, Santander Spain will pay all United States stock transfer taxes payable with respect to the transfer of any Santander Brasil ADSs, or by its order, pursuant to the exchange offer. If, however, Santander Spain ADRs evidencing Santander Spain ADSs or book-entry Santander Spain ADSs, or a check for cash paid in lieu of fractional Santander Spain ordinary shares, are to be registered or issued, as applicable, in the name of, or any Santander Brasil ADRs evidencing Santander Brasil units and/or book-entry Santander Brasil ADSs not tendered or accepted for exchange in the exchange offer are to be returned to, any person(s) other than the registered holder(s), or if Santander Brasil ADRs evidencing Santander Brasil ADSs or book-entry Santander Brasil ADSs tendered herewith are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the offer price of the Santander Brasil ADSs acquired in the exchange offer or billed directly to the registered holder(s) or such other person(s) unless evidence satisfactory to Santander Spain and the U.S. Exchange Agent of the payment of such taxes, or exemption therefrom, is submitted.

7.	Special Issuance and Delivery Instructions. If the Santander Spain ADSs are to be registered in the name of a person other than the registered holder(s) listed above in the box entitled “Description of ADSs Tendered,” or if the evidence of book-entry Santander Spain ADSs is to be sent to an address other than that listed above in the box entitled “Description of ADSs Tendered,” the appropriate boxes on this Letter of Transmittal should be completed.

8.	Tax Identification Number. Holders of Santander Brasil ADSs tendered in the exchange offer must provide the U.S. Exchange Agent with their correct taxpayer identification number. In general, a holder’s taxpayer identification number will be the holder’s social security number (“SSN”), individual taxpayer identification number (“ITIN”) or employer identification number (“EIN”).

9.	Definition of U.S. Person. For federal tax purposes, you are considered a U.S. person if you are (1) an individual who is a U.S. citizen or U.S. resident alien, (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) an estate (other than a foreign estate), or (4) a domestic trust (as defined in Regulation Section 301.7701-7).

10.	Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Santander Brasil ADSs will be determined by Santander Spain in its sole discretion, and its determination shall be final and binding to the fullest extent permitted by law. Santander Spain reserves the absolute right to reject any and all tenders of Santander Brasil ADSs that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Santander Spain also reserves the absolute right to waive any defect or irregularity in the tender of any Santander Brasil ADSs. No tender of Santander Brasil ADSs will be deemed to be validly made until all defects and irregularities in tenders of such Santander Brasil ADSs have been cured or waived by Santander Spain. None of Santander Spain or any of their respective affiliates or assigns, the information agent, the U.S. Exchange Agent or any other person is or will be under any duty to give any notification of any defects or irregularities in the tender of Santander Brasil ADSs and none of them will incur any liability for failure to give any such notice. Santander Spain’s interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal, will be final and binding to the fullest extent permitted by law.

11.	Requests for Additional Copies. Questions and requests for assistance or additional copies of the Offer to Exchange/Prospectus, this Letter of Transmittal should be directed to the information agent at its address and telephone number set forth below.

12.	Lost, Destroyed or Stolen ADR Certificates. If any Santander Brasil ADR evidencing Santander Brasil ADSs has been lost, destroyed or stolen, the investor should promptly notify the U.S. Exchange Agent at 1-866-701-1815 if calling within the United States or 651-453-2128 if calling from outside the United States. The investor will then be instructed as to the steps that must be taken in order to replace the Santander Brasil ADRs. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Santander Brasil ADRs have been followed and completed.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK ENTRY TRANSFER, AN AGENT’S MESSAGE, SANTANDER BRASIL ADRs EVIDENCING TENDERED SANTANDER BRASIL ADSs OR SANTANDER BRASIL ADSs IN BOOK-ENTRY FORM AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT PRIOR TO THE EXPIRATION TIME AND EITHER SANTANDER BRASIL ADRs REPRESENTING TENDERED SANTANDER BRASIL ADSs MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT OR SANTANDER BRASIL ADSs MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO SUCH TIME.

The Letter of Transmittal and Santander Brasil ADRs representing Santander Brasil ADSs and any other required documents should be sent or delivered by each investor or such investor’s broker, dealer, bank, trust company or other nominee to the U.S. Exchange Agent at its address set forth herein.

IMPORTANT TAX INFORMATION

Under the federal income tax law, unless an exemption applies, a holder of Santander Brasil ADSs whose tendered Santander Brasil ADSs are accepted for exchange is required to provide the U.S. Exchange Agent with such holder’s correct TIN on the Substitute Form W-9. If such holder is an individual, the TIN is such holder’s Social Security Number If the U.S. Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder may be subject to backup withholding based on 28% of the reportable amount.

Certain holders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN or W-8BEN-E. Intermediary entities will provide a Form W-8IMY for the entity, and a Form W-8BEN or Form W-9, as may be required, for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the U.S. Exchange Agent. Exempt U.S. shareholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the Substitute Form W-9 to the U.S. Exchange Agent.

If backup withholding applies, the U.S. Exchange Agent is required to withhold a percentage of any reportable payments made to the holder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a holder of Santander Brasil ADSs with respect to Santander Brasil ADSs exchanged pursuant to the exchange offer, the shareholder is required to notify the U.S. Exchange Agent of such holder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 included hereon certifying that the TIN provided is correct.

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Offer to Exchange/Prospectus, this Letter of Transmittal, the IRS Form W-8 and other tender offer materials may also be directed to the Information Agent. A holder of Santander Brasil ADSs may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

The Information Agent for the Exchange Offer is:

D.F. KING & CO., INC.

48 Wall Street

New York, New York 10005

Banks and Brokerage Firms, Please Call Collect:

(212) 269-5550

Shareholders and All Others Call Toll-Free:

1 (800) 735-3107